UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2015

STAR CENTURY PANDAHO CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-53780	27-0491634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8250 W. Charleston Blvd, Suite 110 Las Vegas, NV	89117
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (702) 628-8899

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1 - Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement

On August 21, 2015, Star Century Pandaho Corporation entered into a Joint Sales Agreement with Eastech Electronic Co., Ltd. Both companies will jointly develop, produce and market the Pandaho LED Smart Lamp Model PD502. A copy of the Joint Sales Agreement is attached to this Current Report as Exhibit 10.1.

On October 3, 2015, Star Century Pandaho Corporation entered into a Cooperation Agreement with El Sabanero Eco-Lodge, Costa Rica. El Sabanero Eco-Lodge, Costa Rica will promote Pandaho and its fans at El Sabanero Eco-Lodge, El Sabanero, Costa Rica, where Pandaho will become the theme. A copy of the Cooperation Agreement is attached to this Current Report as Exhibit 10.2.

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)        On September 4, 2015, the Registrant filed with the Nevada Secretary of State a Certificate of Designation of Series B Preferred Stock (“Series B Preferred Stock”) designating 100,000 shares of authorized preferred stock.  The Series B Preferred Stock had been authorized by the Board of Directors as a new series of preferred stock, which ranks above the Common Stockholders.  The holders of the outstanding Series B Preferred Stock shall not be entitled to receive dividends. Each share of the Series B Preferred Stock is entitled to 5,000 votes per share on all shareholder matters and is entitled to vote together with the Common Stock as a single class.

A copy of the Certificate of Designation and the Rights and Preferences of Series B Preferred Stock is attached to this Current Report as Exhibit 3.1.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
3.1	Certificate of Designation of Series B Preferred Stock
10.1	Joint Sales Agreement between Star Century Pandaho Corporation and Eastech Electronic Co., Ltd.
10.2	Cooperation Agreement between Star Century Pandaho Corporation and El Sabanero Eco-Lodge, Costa Rica

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR CENTURY PANDAHO CORPORATION (Registrant)
Date: October 21, 2015
/s/ Fen Xing Fen Xing Chief Executive Officer (Principal Executive Officer)

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